Exhibit 99.2

One Tellabs Center	FOR IMMEDIATE RELEASE
1415 West Diehl Road	April 28, 2006
Naperville, Illinois 60563 U.S.A.
MEDIA CONTACT:
Tel: +1.630.798.8800	George Stenitzer
Fax: +1.630.798.2000	+1.630.798.3800
www.tellabs.com	george.stenitzer@tellabs.com

INVESTOR CONTACT
Tom Scottino
+1.630.798.3602
tom.scottino@tellabs.com

Tellabs officers to adopt 10b5-1 stock trading plans

Naperville, Ill. —  Tellabs officers plan to adopt personal stock trading plans in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Rule 10b5-1 allows corporate officers to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information.

Tellabs’ officers who plan to adopt such plans are Krish Prabhu, chief executive officer and president; John Brots, executive vice president of global operations; Carl DeWilde, executive vice president of broadband products; Jim Dite, vice president and controller; Tom Gruenwald, executive vice president of corporate strategy and chief technology officer; Jean Holley, executive vice president and chief information officer; Dan Kelly, executive vice president of transport products; Steve McCarthy, executive vice president of global sales and service; Jim Sheehan, chief administrative officer, general counsel and secretary; and Tim Wiggins, executive vice president and chief financial officer.

Tellabs advances telecommunications networks to meet the evolving needs of end-users. Broadband solutions from Tellabs enable service providers to deliver high-quality voice, video and data services over wireline and wireless networks around the world. Tellabs (NASDAQ: TLAB) is part of the NASDAQ-100 Index and the S&P 500. www.tellabs.com

###

Tellabs® and ® are trademarks of Tellabs or its affiliates in the United States and/or other countries. Any other company or product names mentioned herein may be trademarks of their respective companies.